June 7, 1996





Board of Directors
Yonkers Financial Corporation
One Manor House Square
Yonkers, NY  10701-2701

Gentlemen:

           We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Silver, Freedman & Taff, L.L.P.

                                    SILVER, FREEDMAN & TAFF, L.L.P.